                                                                     EXHIBIT 1.1
                        LEASE EQUITY APPRECIATION FUND II, L.P.


                                DEALER-MANAGER AGREEMENT
                                          WITH
                                 ANTHEM SECURITIES, INC.

                                                 ANTHEM SECURITIES, INC.
                                                DEALER-MANAGER AGREEMENT

                                                    TABLE OF CONTENTS

                                                                                                            PAGE

1.       Description of Units                                                                                  1
2.       Representations, Warranties and Covenants of the Partnership and General Partner                      2
3.       Grant of Authority to the Dealer-Manager                                                              3
4.       Compensation and Fees                                                                                 3
5.       Representations, Warranties and Covenants of the Dealer-Manager                                       6
6.       State Securities Registration                                                                        11
7.       Expense of Sale                                                                                      12
8.       Conditions of the Dealer-Manager's Duties                                                            12
9.       Conditions of the Partnership's and the General Partner's Duties                                     12
10.      Indemnification and Contribution                                                                     12
11.      Representations and Agreements to Survive Delivery                                                   15
12.      Termination                                                                                          15
13.      Notices                                                                                              15
14.      Format of Checks/Escrow Agent                                                                        16
15.      Transmittal Procedures                                                                               16
16.      Parties                                                                                              17
17.      Relationship                                                                                         17
18.      Effective Date                                                                                       17
19.      Entire Agreement, Waiver                                                                             17
20.      Governing Law                                                                                        17
21.      Complaints                                                                                           17
22.      Privacy                                                                                              18
23.      Anti-Money Laundering Provision                                                                      18
24.      Acceptance                                                                                           18


Exhibit A - Form of Escrow Agreement for Lease Equity Appreciation Fund II, L.P.
Exhibit B - Selling Dealer Agreement




                                                            i


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                                                 ANTHEM SECURITIES, INC.

                                                DEALER-MANAGER AGREEMENT
                                                     (Best Efforts)

___________________________, 2004

Anthem Securities, Inc.
1845 Walnut Street
10th Floor
Philadelphia, Pennsylvania 19103

       RE:     LEASE EQUITY APPRECIATION FUND II, L.P.

Gentlemen:

       The undersigned, LEAF Financial Corporation (the "GENERAL PARTNER"), and Lease Equity Appreciation Fund II, L.P. (the "PARTNERSHIP"), confirm their agreement with you, as Dealer-Manager, as set forth below.

1.    DESCRIPTION OF UNITS.

      (a) The Partnership proposes to issue and sell limited partner interests in the Partnership (the "UNITS") at a price of $100 per Unit, subject to the discounts set forth in Section 4(c) for certain investors (the "OFFERING"). Except as provided in Section 4(f) relating to the Iowa and Pennsylvania Escrow Account, as that term is defined therein, the proceeds of any sales of the Units will be held in an escrow account (the "ESCROW ACCOUNT") under an escrow agreement, a form of which is attached to this Agreement as Exhibit "A" (the "ESCROW AGREEMENT"), until the Partnership has received and accepted subscriptions for the Minimum Offering Amount, as that term is defined in paragraph (b) below. At that time, the Escrow Account will terminate and the subscription proceeds will be delivered to the Partnership.

      (b) No subscriptions to the Partnership will be accepted after whichever of the following events occurs first (the "OFFERING TERMINATION DATE"):

           (i)   receipt and acceptance of subscriptions for 600,000 Units;

           (ii) ___________, 2005, if subscriptions for 20,000 Units ($2,000,000), excluding Units sold to the General Partner and its "AFFILIATES," as that term is defined in the Partnership Agreement, and to Iowa and Pennsylvania residents and after any discounts set forth in Section 4(c) for certain investors (the "MINIMUM OFFERING AMOUNT"), have not been received and accepted by that date; or

           (iii) ___________, 2006;

       provided, however, no subscriptions will be accepted after _____________, 2005 from subscribers in any jurisdiction in which renewal, requalification or other consent by a securities administrator to the continuance of the registration or qualification of the Offering is required, unless the renewal, requalification or other consent has been obtained.



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2.    REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PARTNERSHIP
      AND GENERAL PARTNER. The Partnership and General Partner represent, warrant and covenant to you that:

      (a) The Partnership has prepared and filed with the Securities and Exchange Commission (the "COMMISSION") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "1933 ACT"), a registration statement on Form S-1, including a prospectus relating to the offer and sale of the Units. The term "REGISTRATION STATEMENT" means that registration statement (including all financial schedules and exhibits), as amended. The term "PROSPECTUS" means the prospectus in the form included in the Registration Statement. The Registration Statement has been declared effective by the Commission, and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission.

      (b) On the date the Registration Statement was filed with the Commission it complied in all material respects with the requirements of the 1933 Act and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

           Notwithstanding the foregoing, no representation or warranty is made as to statements in or omissions from the Registration Statement made in reliance on and in conformity with information furnished to the Partnership in writing by you expressly for use in the Registration Statement.

      (c) The Partnership will advise you before it files any amendment to the Registration Statement or makes any amendment or supplement to the Prospectus.

      (d) As soon after the execution and delivery of this Agreement as possible and thereafter from time to time for as long as, in the opinion of your counsel, a prospectus is required by the 1933 Act to be delivered in connection with sales by any dealer, the Partnership will expeditiously deliver to you and each Selling Dealer, as that term is defined in Section 3(a), without charge, as many copies of the Prospectus (and of any amendment or supplement to the Prospectus) as you may reasonably request. If during the offering period any event occurs that in the judgment of the Partnership or in the opinion of your counsel is required to be set forth in the Prospectus (as then amended or supplemented) or should be set forth in the Prospectus in order to make the statements in the Prospectus, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with the 1933 Act or any other law, the Partnership will promptly prepare and file with the Commission an appropriate supplement or amendment to the Prospectus, and will expeditiously furnish a reasonable number of copies thereof to you and the Selling Dealers, as that term is defined in Section 3(a).

      (e) The Units when issued will conform, in all material respects, to all statements concerning them contained in the Prospectus.

      (f) The Units when issued will be duly authorized and validly issued as set forth in the Amended and Restated Agreement of Limited Partnership of the Partnership included as Appendix A to the Prospectus (the "PARTNERSHIP AGREEMENT"), subject only to the rights


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           and obligations set forth in the Partnership  Agreement or imposed by the laws of the state of the Partnership's formation or of any jurisdiction to the laws of which the Partnership is subject.

      (g) The Partnership was duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware, with full power and authority to own its properties and conduct its business as described in the Prospectus. The Partnership will be qualified to do business as a limited partnership or similar entity offering limited liability in those jurisdictions where the General Partner deems the qualification necessary to assure limited liability of the limited partners.

           This Agreement, when executed by you, will be a valid and binding agreement of the Partnership and the General Partner, duly authorized, executed and delivered by them and enforceable in accordance with its terms except as may be limited by the effect of bankruptcy, insolvency, moratorium, preferential or fraudulent conveyance or other laws or equitable principles relating to or affecting the rights of creditors generally, general principles of equity, and by public policy relating to claims for indemnification for securities laws violations.

      (h) The consummation of the transactions contemplated by this Agreement will not result in the following:

           (i) any breach of any of the terms of, or a default under the certificate of incorporation or bylaws of the General Partner, the certificate of limited partnership or Partnership Agreement of the Partnership or any other indenture, agreement or instrument to which either of them is a party or by which either of them is bound; or

           (ii) any violation of any order applicable to either of them of any court or any governmental regulatory body or administrative agency having jurisdiction over either of them or their affiliates.

3.    GRANT OF AUTHORITY TO THE DEALER-MANAGER.

      (a) Based on the representations and warranties contained in this Agreement, and subject to the terms and conditions set forth in this Agreement, the General Partner appoints you as the Dealer-Manager for the Partnership and gives you the exclusive right to solicit subscriptions for the Units on a "best efforts" basis in all states other than those listed on Appendix "A" to this Agreement, and to form and manage a selling group composed of soliciting broker/dealers (the "SELLING DEALERS"). Each Selling Dealer shall be duly registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the "1934 ACT"), and in the jurisdictions where it is required to be registered in order to offer and sell the Units, shall be a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"), and shall enter into a "Selling Dealer Agreement" in substantially the form attached to this Agreement as Exhibit "B."

      (b) The General Partner shall have three business days after the receipt of an executed Selling Dealer Agreement to refuse that Selling Dealer's participation.

4.    COMPENSATION AND FEES.

      (a) Subject to Section 4(c), as Dealer-Manager you shall receive from the General Partner the following compensation, based on the purchase price of each Unit sold to investors and whose subscriptions for Units are accepted by the General Partner:


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           (i)    a 3% Dealer-Manager fee;

           (ii)   a 7% sales commission; and

           (iii) an up to .5% reimbursement of the Selling Dealers' bona fide accountable due diligence expenses.

           Out of the 3% Dealer-Manager fee set forth above, you may pay the Selling Dealers a marketing fee for their assistance in this Offering, and coordinating their sales efforts with yours, of up to a maximum of 1% of the purchase price of each Unit sold by them.

           You also shall have the right, but not the obligation, to provide or reimburse Selling Dealers for the following expenses they incur in connection with their offer and sale of Units (the "PERMISSIBLE NON-CASH COMPENSATION"). Under Rule 2810 of the NASD Conduct Rules, the reimbursable expenses composing Permissible Non-Cash Compensation are as follows:

           (i) an accountable reimbursement for training and education meetings for associated persons of the Selling Dealers;

           (ii) gifts that do not exceed $100 per year and are not preconditioned on achievement of a sales target;

           (iii) an occasional meal, a ticket to a sporting event or the theater, or comparable entertainment which is neither so frequent nor so extensive as to raise any question of propriety and is not preconditioned on achievement of a sales target; and

           (iv) contributions to a non-cash compensation arrangement between a Selling Dealer and its associated persons, provided that neither the Partnership, the General Partner nor you directly or indirectly participates in the Selling Dealer's organization of a permissible non-cash compensation arrangement.

           Any reimbursements for Permissible Non-Cash Compensation shall be provided or reimbursed from the Dealer-Manager fee set forth above.

      (b) All of the sales commissions shall be reallowed to the Selling Dealers except for Units sold directly by you, and all of the up to .5% reimbursement of the Selling Dealers' bona fide accountable due diligence expenses shall be reallowed to the Selling Dealers. Wholesaling fees, expense reimbursements and any salaries for the wholesalers in connection with the Partnership shall be reallowed to the wholesalers from the 3% Dealer-Manager fee for subscriptions obtained through their efforts, however, the Dealer-Manager shall have no liability at any time to the wholesalers for any of those items in connection with the Partnership to the extent, if any, the wholesaling fees, expense reimbursements and salaries to the wholesalers exceed, in the aggregate, the 3% Dealer-Manager fee. You, as Dealer-Manager, shall retain any Dealer-Manager fee not used for the Selling Dealers' marketing fees or reallowed to the wholesalers, which may be used for such items as Permissible Non-Cash Compensation, legal fees associated with the underwriting and salaries of dual employees of you and the Managing General Partner which are required to be included in underwriting compensation under NASD Conduct Rule 2810 as determined jointly by the General Partner and you.

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           You are  responsible  for  ensuring  that all  non-cash  compensation arrangements comply with NASD Conduct Rule 2810. For example, payments or reimbursements by you or the General Partner may be made in connection with meetings held by you or the General Partner for the purpose of training or education of registered representatives of a Selling Dealer only if the following conditions are met:

           (i) the registered representative obtains his Selling Dealer's prior approval to attend the meeting and attendance by the registered representative is not conditioned by the Selling Dealer on the achievement of a sales target;

           (ii) the location of the training and education meeting is appropriate to the purpose of the meeting as defined in NASD Conduct Rule 2810;

           (iii) the payment or reimbursement is not applied to the expenses of guests of the registered representative;

           (iv) the payment or reimbursement by you or the General Partner is not conditioned by you or the General Partner on the achievement of a sales target; and

           (v)    the recordkeeping requirements are met.

           "NON-CASH COMPENSATION" means any form of compensation received in connection with the sale of the Units that is not cash compensation, including but not limited to merchandise, gifts and prizes, travel expenses, meals and lodging.

      (c)  Notwithstanding the foregoing:

           (i) the General Partner, its officers, directors and Affiliates, including you;

           (ii) investors who buy Units through the officers and directors of the General Partner;

           (iii)  registered investment advisors and their clients; and

           (iv) Selling Dealers and their registered representatives and principals;

           may subscribe to Units for a subscription price reduced by the sales commission, which shall not be paid to you on those sales. In addition, the up to .5% reimbursement of the Selling Dealers' bona fide accountable due diligence expenses shall not be paid to you for Units sold to:

           (i) the General Partner, its officers, directors or Affiliates, including you; or

           (ii) investors who buy Units through the officers and directors of the General Partner.

      (d) Subject to Section 4(f), pending receipt and acceptance by the General Partner of subscriptions for the Minimum Offering Amount, all proceeds received by you from the sale of Units shall be held in the Escrow Account as provided in Section 14.

           Unless at least the Minimum Offering Amount is received on or before the Offering Termination Date, the Offering will be terminated, in which event:

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           (i)    the Dealer-Manager fee, the sales commission and the up to .5%
                  reimbursement of the Selling Dealers' bona fide accountable due diligence expenses shall not be payable to you;

           (ii) all funds advanced by subscribers shall be returned to them with interest earned; and

           (iii) you shall deliver a termination letter in the form provided to you by the General Partner to each of the subscribers and to each of the offerees previously solicited by you and the Selling Dealers in connection with the offering of the Units.

      (e) Except as otherwise provided below, the fees, reimbursements, and sales commissions set forth in Section 4(a) shall be paid to you within five business days after the following:

           (i) at least the Minimum Offering Amount has been received and accepted by the Partnership; and

           (ii) the subscription proceeds have been released from the Escrow Account to the Partnership.

           Thereafter, your fees, reimbursements and sales commissions shall be paid to you and shall be reallowed to the Selling Dealers as described above approximately every week until the Offering Termination Date, and all your remaining fees, reimbursements and sales commissions shall be paid by the Partnership no later than fourteen business days after the Offering Termination Date.

      (f)  Notwithstanding anything to the contrary set forth in this Section 4:

           (i) the Minimum Offering Amount shall not include Units subscribed for by Iowa or Pennsylvania investors;

           (ii) the subscription proceeds from Iowa and Pennsylvania investors shall be deposited in a separate escrow account (the "IOWA AND PENNSYLVANIA ESCROW ACCOUNT") by the Escrow Agent; and

           (iii) no subscription proceeds shall be released from the Iowa and Pennsylvania Escrow Account, and no fees, reimbursements or commissions shall be payable with respect to Units sold to Iowa and Pennsylvania investors, until an aggregate of $3,000,000 of subscription proceeds, including the subscription proceeds of Iowa and Pennsylvania investors and after any discounts set forth in paragraph (c) above for certain investors, have been received and accepted by the General Partner.

5. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE DEALER-MANAGER. You represent, warrant and covenant to the General Partner and the Partnership that:

      (a) You are a corporation duly organized, validly existing and in good standing under the laws of the state of your formation or of any jurisdiction in which your ownership of property or conduct of business requires you to be so qualified. You have all requisite power and authority to enter into this Agreement and to carry out your obligations under this Agreement.

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      (b)  This Agreement, when executed by you, will be duly authorized, executed and delivered by you and a valid and binding agreement on your part and enforceable in accordance with its terms except as may be limited by the effect of bankruptcy, insolvency, moratorium, preferential or fraudulent conveyance or other similar laws or equitable principles relating to or affecting the rights of creditors generally, by general principles of equity, and by public policy relating to claims for indemnification for securities laws violations.

      (c) The consummation of the transactions contemplated by this Agreement will not result in the following:

           (i) any breach of any of the terms or conditions of, or a default under your Articles of Incorporation or Bylaws, or any other indenture, agreement or instrument to which you are a party or by which you are bound; or

           (ii) any violation of any order applicable to you of any court, regulatory body or administrative agency having jurisdiction over you or your affiliates.

      (d) You are duly registered under the 1934 Act as a broker and dealer, and you are a member in good standing of the NASD. You are duly registered as a broker and dealer in the states where you are required to be registered in order to carry out your obligations as contemplated by this Agreement and the Prospectus. You agree to maintain all the foregoing registrations in good standing throughout the term of the offer and sale of the Units, and you agree to comply with all statutes and other requirements applicable to you as a broker or dealer under those registrations.

      (e) Pursuant to your appointment as Dealer-Manager, you shall use your best efforts to exercise the supervision and control that you deem necessary and appropriate to the activities of you and the Selling Dealers to comply with all the provisions of the 1933 Act insofar as the 1933 Act applies to your and their activities under this Agreement. Further, you and the Selling Dealers shall not engage in any activity which would cause the offer and/or sale of the Units not to comply with the 1933 Act, the 1934 Act, the applicable rules and regulations of the Commission, the applicable state securities laws and regulations, this Agreement, and the NASD Conduct Rules, including Rules 2420, 2730, 2740 and 2750, and Rule 2810(b)(2) and
           (b)(3), which provide as follows:

           Sec. (b)(2)
           SUITABILITY

                 (A) A member or person associated with a member shall not underwrite or participate in a public offering of a direct participation program unless standards of suitability have been established by the program for participants therein and such standards are fully disclosed in the prospectus and are consistent with the provisions of subparagraph (B) of this section.

                 (B) In recommending to a participant the purchase, sale or exchange of an interest in a direct participation program, a member or person associated with a member shall:


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                        (i)   have reasonable grounds to believe, on the basis
                              of information obtained from the participant concerning his investment objectives, other investments, financial situation and needs, and any other information known by the member or associated person, that:

                              (a) the participant is or will be in a financial position appropriate to enable him to realize to a significant extent the benefits described in the prospectus, including the tax benefits where they are a significant aspect of the program;

                              (b) the participant has a fair market net worth sufficient to sustain the risks inherent in the program, including loss of investment and lack of liquidity; and

                              (c) the program is otherwise suitable for the participant; and

                        (ii) maintain in the files of the member documents disclosing the basis upon which the determination of suitability was reached as to each participant.

                 (C)    Notwithstanding the provisions of subparagraphs (A) and
                        (B) hereof, no member shall execute any transaction in a direct participation program in a discretionary account without prior written approval of the transaction by the customer.

            Sec. (b)(3)
            DISCLOSURE

                 (A) Prior to participating in a public offering of a direct participation program, a member or person associated with a member shall have reasonable grounds to believe, based on information made available to him by the sponsor through a prospectus or other materials, that all material facts are adequately and accurately disclosed and provide a basis for evaluating the program.

                 (B) In determining the adequacy of disclosed facts pursuant to subparagraph (A) hereof, a member or person associated with a member shall obtain information on material facts relating at a minimum to the following, if relevant in view of the nature of the program:

                        (i)   items of compensation;

                        (ii)  physical properties;

                        (iii) tax aspects;

                        (iv)  financial stability and experience of the sponsor;


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                        (v)   the program's conflicts and risk factors; and

                        (vi)  appraisals and other pertinent reports.

                 (C) For purposes of subparagraphs (A) and (B) hereof, a member or person associated with a member may rely upon the results of an inquiry conducted by another member or members, provided that:

                        (i) the member or person associated with a member has reasonable grounds to believe that such inquiry was conducted with due care;

                        (ii) the results of the inquiry were provided to the member or person associated with a member with the consent of the member or members conducting or directing the inquiry; and

                        (iii) no member that participated in the inquiry is a
                              sponsor of the program or an affiliate of such sponsor.

                 (D) Prior to executing a purchase transaction in a direct participation program, a member or person associated with a member shall inform the prospective participant of all pertinent facts relating to the liquidity and marketability of the program during the term of investment.

           You and the Selling Dealers shall maintain records on the information used to determine that the investment in the Units is suitable and appropriate for each subscriber, and shall maintain these records for at least six years after the Offering Termination Date.

      (f) You agree to advise the General Partner in writing of each jurisdiction in which you and the Selling Dealers propose to offer or sell the Units; and you shall not nor shall you permit any Selling Dealer to offer or sell the Units in any jurisdiction until you have been advised in writing by the General Partner, or the General Partner's special counsel, that the offer or sale of the Units:

           (i)    has been qualified in the jurisdiction;

           (ii) is exempt from the qualification requirements imposed by such jurisdiction; or

           (iii)  is otherwise not required to be qualified.

      (g) You and the Selling Dealers have received copies of the Prospectus relating to the Units and you and the Selling Dealers have relied only on the statements contained in the Prospectus and not on any other statements whatsoever, either written or oral, with respect to the details of the Offering.

           You agree to provide, and shall require the Selling Dealers to provide, each offeree with the following:


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           (i)    a copy of the Prospectus; and

           (ii)   any supplement or amendment to the Prospectus.

           Also, unless advised otherwise by the General Partner, you and the Selling Dealers may choose to provide each offeree with the following sales materials (the "SALES LITERATURE"):

           (i) an investor-use brochure entitled "Lease Equity Appreciation Fund II, L.P." and reviewed by the NASD;

           (ii) an investor presentation entitled Lease Equity Appreciation Fund II, L.P." and reviewed by the NASD; and

           (iii) any additional investor-use materials prepared by the Partnership or the General Partner and reviewed by the NASD.

           Any Sales Literature, if distributed, must have been preceded or accompanied by the Prospectus.

      (h) If a supplement or amendment to the Prospectus is prepared and delivered to you by the Partnership, you agree and shall require any Selling Dealer to agree as follows:

           (i) to distribute each supplement or amendment to the Prospectus to every person who has previously received a copy of the Prospectus from you and/or the Selling Dealer; and

           (ii) to include each supplement or amendment in all future deliveries of the Prospectus.

      (i) In connection with any offer or sale of the Units you agree and shall require any Selling Dealer to agree to the following:

           (i) to comply in all respects with statements set forth in the Prospectus, the Partnership Agreement, and any supplements or amendments to the Prospectus;

           (ii) not to make any statement inconsistent with the statements in the Prospectus, the Partnership Agreement, and any supplements or amendments to the Prospectus;

           (iii) not to make any untrue or misleading statements of a material fact in connection with the Offering; and

           (iv) not to provide any written information, statements, or sales materials other than the Prospectus, the Sales Literature, and any supplements or amendments to the Prospectus unless approved in writing by the General Partner.

      (j) You agree to use your best efforts in the solicitation and sale of the Units and to coordinate and supervise the efforts of the Selling Dealers, and you shall require any Selling Dealer to agree to use its best efforts in the solicitation and sale of the Units, including that:

           (i) the prospective purchasers meet the suitability requirements set forth in the Prospectus, the Subscription Agreement and this Agreement; and


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           (ii)   the prospective purchasers properly complete the Subscription
                  Agreement, together with any additional forms provided in any supplement or amendment to the Prospectus, or otherwise provided to you by the General Partner to be completed by prospective purchasers.

           The General Partner shall have the right to reject any subscription at any time for any reason without liability to anyone, including you, the subscriber and the Selling Dealer. Subscription funds and executed Subscription Agreements shall be transmitted as set forth in
           Section 15.

      (k) Although not anticipated, if you assist in any transfers of the Units, then you shall comply, and you shall require any Selling Dealer to comply, with the requirements of Rule 2810(b)(2)(B) and
           (b)(3)(D) of the NASD Conduct Rules.

      (l)  You agree and covenant that:

           (i) the representations and warranties you make in this Agreement are and shall be true and correct at the applicable closing date; and

           (ii) you shall have fulfilled all your obligations under this Agreement at the applicable closing date.

6. STATE SECURITIES REGISTRATION. Incident to the offer and sale of the Units, the Partnership shall use its best efforts either in taking:

      (a) all necessary action and filing all necessary forms and documents deemed reasonable by it in order to qualify or register Units for sale under the securities laws of the jurisdictions requested by you; or

      (b) any necessary action and filing any necessary forms deemed reasonable by it in order to obtain an exemption from qualification or registration in those jurisdictions.

      Notwithstanding the foregoing, the Partnership may elect not to qualify or register Units in any state or jurisdiction for any reason in its sole discretion. The Partnership shall inform you as to the jurisdictions in which the Units have been qualified for sale or are exempt from qualification. The Partnership and the General Partner have not assumed and will not assume any obligation or responsibility as to your right or any Selling Dealer's right to act as a broker or dealer with respect to the Units in any jurisdiction.

      The Partnership shall provide to you and the Selling Dealers for delivery to all offerees and purchasers any additional information, documents, and instruments that the Partnership deems necessary to comply with the rules, regulations, and judicial and administrative interpretations of all jurisdictions in which the Units will be offered or sold.

      The Partnership shall file all post-offering forms, documents, or materials and take all other actions required by the jurisdictions in which the offer and sale of Units has been qualified, registered, or is exempt. However, the Partnership shall not be required to take any action, make any filing, or prepare any document necessary or required in connection with your status or any Selling Dealer's status as a broker or dealer in any jurisdiction.


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

      The Partnership shall provide you with copies of all applications, filings, correspondence, orders, other documents, or instruments relating to any application for qualification, registration, or exemption under all applicable securities laws for the offering.

7. EXPENSE OF SALE. Except as otherwise specifically set forth in this Agreement, the expenses in connection with the offer and sale of the Units shall be payable as set forth below.

      (a) The Partnership shall pay all expenses incident to the performance of its obligations under this Agreement, including the fees and expenses of its attorneys and accountants and all fees and expenses of registering or qualifying the Units for offer and sale in the states and jurisdictions as set forth in this Agreement, or obtaining exemptions from qualification or registration, even if this Offering is not successfully completed.

      (b) You shall pay all expenses incident to the performance of your obligations under this Agreement, including the formation and management of the selling group and the fees and expenses of your own counsel and accountants, even if this Offering is not successfully completed.

8. CONDITIONS OF THE DEALER-MANAGER'S DUTIES. Your obligations under this Agreement shall be subject to the accuracy, as of the date of this Agreement and at each applicable closing date of:

      (a) the representations and warranties of the Partnership and the General Partner made in this Agreement and

      (b) to the performance by the Partnership and the General Partner of their obligations under this Agreement.

9. CONDITIONS OF THE PARTNERSHIP'S AND THE GENERAL PARTNER'S DUTIES. The Partnership's and the General Partner's obligations under this Agreement, including the duty to pay compensation to you as set forth in this Agreement, shall be subject to the following:

      (a) the accuracy, as of the date of this Agreement and at each applicable closing date, of your representations and warranties made in this Agreement;

      (b)  the performance by you of your obligations under this Agreement; and

      (c) the General Partner's receipt, at or before the applicable closing date, of fully executed subscription documents for each prospective purchaser as required by this Agreement.

10.   INDEMNIFICATION AND CONTRIBUTION.

      (a) The General Partner agrees to indemnify, hold harmless and defend you and your affiliates (within the meaning of Rule 405 of the 1933 Act) and your respective directors, officers, employees, agents and controlling persons (within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act) (each, an "UNDERWRITER INDEMNIFIED PARTY") from and against any and all losses, claims, damages, liabilities and expenses (including but not limited to reasonable attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation) ( "LOSSES") which any such Underwriter Indemnified Party may incur under any applicable

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

           federal or state law, or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except to the extent but only to the extent that such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information furnished in writing to the Partnership or the General Partner by or on behalf of you expressly for use in connection therewith; provided, further, that the indemnification contained in this paragraph (a) with respect to any Prospectus shall not inure to the benefit of any Underwriter Indemnified Party on account of any such Loss arising from the sale of the Units by such Underwriter Indemnified Party to any person if a copy of the Prospectus shall not have been delivered or sent to such person within the time required by the 1933 Act and the regulations thereunder, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such Prospectus was corrected in an amendment to the Prospectus.

      (b) If any action, suit or proceeding is brought against any Underwriter Indemnified Party with respect to which indemnity may be sought under
           Section 10 (a), the Underwriter Indemnified Party shall promptly notify the General Partner in writing, and the General Partner may elect to assume the defense thereof, including the employment of counsel (which counsel shall be reasonably acceptable to the Underwriter Indemnified Party) and payment of all reasonable fees and expenses. The failure or delay by an Underwriter Indemnified Party to notify the General Partner shall not relieve it from liability which it may have to an Underwriter Indemnified Party unless the failure or delay materially prejudices the General Partner's ability to defend the action, suit or proceeding on behalf of the Underwriter Indemnified Party. The Underwriter Indemnified Party shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in (but not control) the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Underwriter Indemnified Party unless:

           (i) the General Partner has agreed in writing to pay such fees and expenses;

           (ii) the General Partner has failed to assume the defense or employ counsel reasonably satisfactory to the Underwriter Indemnified Party; or

           (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both the Underwriter Indemnified Party and/or the Partnership and the General Partner, and the Underwriter Indemnified Party has been advised by its counsel that representation of the Underwriter Indemnified Party and/or the Partnership and the General Partner by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the General Partner shall not have the right to assume the defense of the action, suit or proceeding on behalf of the Underwriter Indemnified Party) or that there may be legal defenses available to the Underwriter Indemnified Party that are different from or in addition to those available to the Partnership and/or the General Partner.


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

           It is agreed, however, that the General Partner shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all the Underwriter Indemnified Parties not having actual or potential differing interests with you or among themselves, which firm shall be designated in writing by you, and that all such fees and expenses shall be reimbursed as they are incurred.

           The General Partner shall not be liable for any settlement of any such action, suit or proceeding effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent, or if there is a final judgment for the plaintiff in any such action, suit or proceeding, the General Partner agrees to indemnify and hold harmless any Underwriter Indemnified Party, to the extent provided in this Section 10(b) and Section 10(a), from and against any Loss by reason of the settlement or judgment.

      (c) You agree to indemnify, hold harmless and defend the General Partner, the Partnership, their respective directors and officers who sign the Registration Statement, any person who controls the General Partner or the Partnership within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and the Partnership's attorneys (each, a "PARTNERSHIP INDEMNIFIED PARTY"), to the same extent as the foregoing indemnity to you and the Selling Dealers, with respect to information furnished in writing by or on behalf of you expressly for use in the Registration Statement, the Prospectus or any amendment or supplement thereto or with respect to a breach of your duties, obligations, representations or warranties under this Agreement. If any action, suit or proceeding is brought against a Partnership Indemnified Party in respect of which indemnity may be sought under this Section 10(c), you shall have the rights and duties given to the General Partner under Section 10(b).

      (d) If the indemnification provided for in this Section 10 is unavailable to an indemnified party under either Section 10(a) or Section 10(c), as the case may be, with respect to any Losses, then the appropriate indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of those Losses:

           (i) in the proportion that is appropriate to reflect the relative benefits received by the General Partner and the Partnership on the one hand and you and the Selling Dealers on the other hand from the Offering; or

           (ii) if, but only if, the allocation provided by clause (i) above is not permitted by applicable law, in the proportion that is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the General Partner and the Partnership on the one hand and you and the Selling Dealers on the other hand in connection with the statements or omissions that resulted in those Losses, as well as any other relevant equitable considerations.

           The relative benefits received by the General Partner and the Partnership on the one hand and you and the Selling Dealers on the other hand shall be deemed to be in the same proportion as the total net proceeds from the Offering (before deducting expenses) received by the Partnership bear to the total underwriting compensation set forth in Section 4(a) paid or reimbursed to you and the Selling Dealers. No person guilty of fraudulent

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

           misrepresentation (within the meaning of Section 11(f) of the 1933
           Act), however, shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

      (e) No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened action, suit or proceeding with respect to which any indemnified party is or could have been a party and indemnity could have been sought under this
           Section 10 by the indemnified party, unless the settlement includes an unconditional release of the indemnified party from all liability on the claims that are the subject matter of the action, suit or proceeding.

      (f) Any Losses for which an indemnified party is entitled to indemnification or contribution under this Section 10 shall be paid by the indemnifying party to the indemnified party as the Losses are incurred.

11. REPRESENTATIONS AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties, and agreements of the Partnership, the General Partner and you in this Agreement, including the indemnity agreements contained in Section 10, shall:

      (a)  survive the delivery, execution and closing of this Agreement;

      (b) remain operative and in full force and effect regardless of any investigation made by or on behalf of: you or any person who controls you within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act; the General Partner, or any of its officers, directors or any person who controls the General Partner within the meaning of
           Section 15 of the 1933 Act or Section 20 of the 1934 Act; or any other indemnified party; and

      (c)  survive the delivery of the Units.

12.   TERMINATION.

      (a) You shall have the right to terminate this Agreement, other than the indemnification provisions of Section 10, by giving written notice any time at or before a closing date if:

           (i) the Partnership and the General Partner have failed, refused, or been unable at or before the closing date, to perform any of their obligations under this Agreement; or

           (ii) an event has materially and adversely affected the value of the Units.

      (b) The Partnership and the General Partner may terminate this Agreement, other than the indemnification provisions of Section 10, for any reason and at any time, by promptly giving written notice to you at or before a closing date.

13.   NOTICES.

      (a) Any notice, request or consent provided for or permitted to be given under this Agreement must be in writing and must be given by depositing it in the United States mail, addressed to the party to be notified, postpaid, and registered or certified with return receipt requested, or by delivering it in person or by telecopier to that party. Notice given by personal delivery or

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

           mail shall be effective on actual receipt. Notice given by telecopier shall be effective on actual receipt if received during the recipient's normal business hours, or at the beginning of the recipient's next business day after receipt if not received during the recipient's normal business hours.

      (b) All notices to be sent to you shall be sent to 1845 Walnut Street, 10th Floor, Philadelphia, Pennsylvania 19103, Facsimile: (215) 546-5388, Attention: Dar Patel, Vice President.

      (c) All notices to be sent to the General Partner or the Partnership shall be sent c/o Leaf Financial Corporation, 1845 Walnut Street, 10th Floor, Philadelphia, Pennsylvania 19103, Facsimile: (215) 574-8176; or at such other address as such party may stipulate to the other parties in the manner provided in this Section.

14. FORMAT OF CHECKS/ESCROW AGENT. Subject to Section 4(f) with respect to the deposit in escrow of subscriptions of Iowa and Pennsylvania residents before receipt and acceptance of $3,000,000 of subscriptions, until receipt of the Minimum Offering Amount, the General Partner and you and the Selling Dealers, including customer carrying broker/dealers, agree that all subscribers shall be instructed to make their checks, drafts, or money orders payable solely to "Lease Equity Appreciation Fund II, L.P. Escrow Account" for the Partnership under the Escrow Agreement, and you agree and shall require the Selling Dealers, including customer carrying broker/dealers, to agree to comply with Rule 15c2-4 adopted under the 1934 Act.

      If you receive a check, draft, or money order not conforming to the foregoing instructions, then you shall return the check, draft, or money order to the Selling Dealer not later than the end of the next business day following its receipt by you. The Selling Dealer shall then return the check, draft, or money order directly to the subscriber not later than the end of the next business day following its receipt from you. Checks, drafts, or money orders received by you or a Selling Dealer which conform to the foregoing instructions shall be transmitted by you as set forth in
      Section 15.

      You represent that you have executed the Escrow Agreement and agree that you are bound by the terms of the Escrow Agreement.

15. TRANSMITTAL PROCEDURES. You and each Selling Dealer shall transmit received investor funds in accordance with the following procedures. For purposes of the following, the term "Selling Dealer" shall also include you as Dealer-Manager when you receive subscriptions from investors.

      (a)  Pending receipt of the Minimum Offering Amount, but subject to
           Section 4(f) with respect to subscriptions from Iowa and Pennsylvania residents, the Selling Dealers on receipt of any check, draft or money order from a subscriber shall promptly transmit the check, draft, or money order and the original executed subscription documents to you, as Dealer-Manager, by the end of the next business day following receipt of the check, draft, or money order by the Selling Dealer. By the end of the next business day following your receipt of the check, draft, or money order and the original executed subscription documents, you, as Dealer-Manager, shall transmit the check, draft, or money order and a copy of the executed subscription agreement to the Escrow Agent, and the original executed subscription documents and a copy of the check, draft, or money order to the General Partner.

      (b) On receipt by you, as Dealer-Manager, of notice from the General Partner that the Minimum Offering Amount has been received, the General Partner, you, and the Selling Dealers agree that, subject to
           Section 4(f) with respect to subscriptions from Iowa and Pennsylvania

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

           residents, all subscribers then may be instructed, in the General Partner's sole discretion, to make their checks, drafts, or money orders payable solely to "Lease Equity Appreciation Fund II, L.P. Subscription Account."

           Thereafter, the Selling Dealers shall promptly transmit any and all checks, drafts, and money orders received from subscribers and the original executed subscription documents to you as Dealer-Manager by the end of the next business day following receipt of the check, draft, or money order by the Selling Dealer. By the end of the next business day following your receipt of the check, draft, or money order and the original executed subscription documents, you, as Dealer-Manager, shall transmit the check, draft or money order and the original executed subscription documents to the General Partner.

16. PARTIES. This Agreement shall inure to the benefit of and be binding on you, the Partnership, the General Partner and any respective successors and assigns. This Agreement shall also inure to the benefit of the indemnified parties and their successors and assigns. This Agreement is intended to be and is for the sole and exclusive benefit of the parties to this Agreement, and their respective successors and assigns, and the indemnified parties and their successors and assigns, and for the benefit of no other person. No other person shall have any legal or equitable right, remedy or claim under or with respect to this Agreement. No purchaser of any of the Units from you or a Selling Dealer shall be construed to be a successor or assign merely by reason of the purchase.

17. RELATIONSHIP. This Agreement shall not constitute you a partner of the General Partner, the Partnership, or any general partner of the Partnership, nor render the General Partner, the Partnership, or any general partner of the Partnership liable for any of your obligations.

18. EFFECTIVE DATE. This Agreement is made effective among the parties to this Agreement as of the date accepted by you as indicated by your signature to this Agreement.

19.   ENTIRE AGREEMENT, WAIVER.

      (a) This Agreement constitutes the entire agreement among the parties to this Agreement, and shall not be amended or modified in any way except by subsequent agreement executed in writing.

      (b) Any party to this agreement may waive, but only in writing, any term, condition, or requirement under this Agreement that is intended for its benefit. However, any written waiver of any term or condition of this Agreement shall not operate as a waiver of any other breach of that term or condition. Also, any failure to enforce any provision of this Agreement shall not operate as a waiver of that provision or any other provision of this Agreement.

20. GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania. Unless the context otherwise requires, "Section" references in this Agreement are references to Sections of this Agreement.

21. COMPLAINTS. The General Partner and you, as Dealer-Manager, agree as follows:

      (a) to notify the other if either receives an investor complaint in connection with the offer or sale of Units by you or a Selling Dealer;


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

      (b)  to cooperate with the other in resolving the complaint; and

      (c) to cooperate in any regulatory examination of the other to the extent it involves this Agreement or the offer or sale of Units by you or a Selling Dealer.

22. PRIVACY. Each of the General Partner, the Partnership and you acknowledge that certain information made available to the other under this Agreement may be deemed nonpublic personal information under the Gramm-Leach-Bliley Act, other federal or state privacy laws (as amended), and the rules and regulations promulgated thereunder, which are referred to collectively, as the "Privacy Laws." Each of the General Partner, the Partnership and you agree as follows:

      (a) not to disclose or use the information except as required to carry out each party's respective duties under this Agreement or as otherwise permitted by law in the ordinary course of business;

      (b) to establish and maintain procedures reasonably designed to assure the security and privacy of all the information; and

      (c) to cooperate with the other and provide reasonable assistance in ensuring compliance with the Privacy Laws to the extent applicable to any of them.

23. ANTI-MONEY LAUNDERING PROVISION. You and the Selling Dealers represent and warrant to the General Partner that each of you has in place and will maintain suitable and adequate "know your customer" policies and procedures and that each of you will comply with all applicable laws and regulations regarding anti-money laundering activity and will provide documentation of the foregoing to the General Partner on written request.

24. ACCEPTANCE. Please confirm your agreement to the terms and conditions set forth above by signing and returning the enclosed duplicate copy of this Agreement to us at the address set forth above.

                                                          Very truly yours,

                                                          PARTNERSHIP:

                                                          LEASE EQUITY APPRECIATION FUND II, L.P.


                                                          By:   LEAF Financial Corporation
                                                                General Partner

 _______________________________, 2004                    By:_____________________________________________________________

Date                                                                Miles Herman, President and Chief Operating Officer



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


                                                          GENERAL PARTNER:

                                                          LEAF FINANCIAL CORPORATION

________________________________, 2004                    By:____________________________________________________________

Date                                                                Miles Herman, President and Chief Operating Officer


                                                          DEALER-MANAGER:

                                                          ANTHEM SECURITIES, INC.


________________________________, 2004                    By:____________________________________________________________

Date                                                            Darshan V. Patel, Vice President




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



                                                      APPENDIX "A"


The states in which you are not registered as a broker/dealer are:


1. Minnesota
   ------------------

2. New Hampshire
   ------------------



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

                                   EXHIBIT "A"

                                ESCROW AGREEMENT

       THIS AGREEMENT is dated as of ________________________, 2004, by and among LEAF Financial Corporation, a Delaware corporation (the "GENERAL PARTNER"), Anthem Securities, Inc., a Pennsylvania corporation, Bryan Funding, Inc., a Pennsylvania corporation (Anthem Securities, Inc. and Bryan Funding, Inc. are sometimes referred to collectively in this Agreement as the "DEALER-MANAGER"), Lease Equity Appreciation Fund II, L.P., a Delaware limited partnership (the "PARTNERSHIP"), and COMMERCE BANK, NA, as escrow agent (the "ESCROW AGENT").

                                   WITNESSETH:

       WHEREAS, the Partnership intends to offer for sale to qualified investors up to 600,000 limited partner interests in the Partnership (the "UNITS").

       WHEREAS, each person who subscribes for the purchase of Units (a "SUBSCRIBER") will be required to pay his subscription in full at the time of subscription by check, draft or money order (the "SUBSCRIPTION PROCEEDS").

       WHEREAS, Anthem Securities, Inc. for all states other than Minnesota and New Hampshire and Bryan Funding, Inc. for Minnesota and New Hampshire have each executed an agreement (collectively the "DEALER-MANAGER AGREEMENT") with the General Partner under which each Dealer-Manager will in its respective states solicit subscriptions on a "best efforts" "all or none" basis for 20,000 Units and on a "best efforts" basis for the remaining Units and has been authorized to select certain members in good standing of the National Association of Securities Dealers, Inc. to participate in the offering of the Units ("SELLING DEALERS").

       WHEREAS, under the terms of the Dealer-Manager Agreement the Subscription Proceeds are required to be held in escrow subject to the receipt and acceptance by the General Partner of subscriptions for 20,000 Units, excluding any subscriptions by the General Partner and its affiliates or by Pennsylvania or Iowa residents (the "MINIMUM OFFERING AMOUNT").

       WHEREAS, no subscriptions to the Partnership will be accepted after the "Offering Termination Date," which is the first to occur of either:

       o    receipt and acceptance of subscriptions for 600,000 Units; or

       o _________________, 2005, if the Minimum Offering Amount has not been received and accepted by that date; or

       o __________________, 2006, if the Minimum Offering Amount has been received and accepted by ______________, 2005;

 provided, however, no subscriptions will be accepted after , 2005 from Subscribers in any jurisdiction in which renewal, requalification or other consent by a securities administrator to the continuance of the registration or qualification of the offering is required, unless such renewal, requalification or other consent has been obtained.

        WHEREAS, to facilitate compliance with the terms of the Dealer-Manager Agreement and Rule 15c2-4 adopted under the Securities Exchange Act of 1934, the Partnership, the General Partner and the Dealer-Manager desire to have the Subscription Proceeds deposited with the Escrow Agent until the Minimum

Escrow Agreement                           1

 Offering Amount has been obtained and the Escrow Agent agrees to hold the Subscription Proceeds under the terms and conditions set forth in this Agreement.

        NOW, THEREFORE, in consideration of the mutual covenants and conditions contained in this Agreement, the parties to this Agreement, intending to be legally bound, agree as follows:

1. APPOINTMENT OF ESCROW AGENT. The General Partner, the Partnership and the Dealer-Manager appoint the Escrow Agent as the escrow agent to receive and to hold the Subscription Proceeds deposited with the Escrow Agent by the Dealer-Manager and the General Partner under this Agreement. The Escrow Agent agrees to serve in this capacity during the term and subject to the provisions of this Agreement.

2. DEPOSIT OF SUBSCRIPTION PROCEEDS. Pending receipt of the Minimum Offering Amount, and subject to Section 6, the Dealer-Manager and the General Partner shall deposit the Subscription Proceeds of each Subscriber to whom they sell Units with the Escrow Agent and shall deliver to the Escrow Agent a copy of the Subscription Agreement. A "SUBSCRIPTION AGREEMENT" is the execution and subscription instrument signed by the Subscriber to evidence his agreement to purchase Units in the Partnership. Payment for each subscription for Units shall be in the form of a check made payable to "Lease Equity Appreciation Fund II, L.P. Escrow Account." Verification of the Subscription Proceeds by the Escrow Agent will be available via direct, online access, telecopier, or other electronic media as soon as practicable after receipt.

3. INVESTMENT OF SUBSCRIPTION PROCEEDS. Subject to Section 6, the Escrow Agent shall deposit all Subscription Proceeds in interest-bearing savings or bank money market accounts (other than mutual funds). The interest earned shall be added to the Subscription Proceeds and disbursed in accordance with the provisions of Section 4 or 5, as the case may be.

4. DISTRIBUTION OF SUBSCRIPTION PROCEEDS. Subject to Section 6, if the Escrow Agent:

        (a) receives written notice from an authorized officer of the General Partner that at least the Minimum Offering Amount has been received and accepted by the General Partner; and

        (b) determines that the Minimum Offering Amount has cleared the banking system and constitutes good funds;

         then the Escrow Agent shall promptly release and distribute to the General Partner the escrowed Subscription Proceeds which have cleared the banking system and constitute good funds plus any interest paid and investment income earned on the Subscription Proceeds while held by the Escrow Agent in the escrow account.

         Any remaining Subscription Proceeds, plus any interest paid and investment income earned on the Subscription Proceeds while held by the Escrow Agent in the escrow account, shall be promptly released and distributed to the General Partner by the Escrow Agent as the Subscription Proceeds clear the banking system and become good funds.

5. SEPARATE PARTNERSHIP ACCOUNT. Subject to Section 6, during the continuation of the offering after the Escrow Agent has performed its duties described in Section 4, but before the Offering Termination Date, any additional Subscription Proceeds may be deposited by the Dealer-Manager and the General Partner directly in a separate Partnership account which shall not be subject to the terms of this Agreement.

6. SUBSCRIPTIONS OF PENNSYLVANIA OR IOWA RESIDENTS. The Escrow Agent shall deposit subscriptions from Pennsylvania or Iowa residents into a separate escrow account. Funds shall be released from that account in accordance with Section 4 (and Subscription Proceeds from Pennsylvania or Iowa residents

Escrow Agreement                           2
        may be deposited in a separate Partnership account in accordance with Section 5) only if the aggregate of all Subscription Proceeds received and accepted by the General Partner, including those from Pennsylvania or Iowa residents, total $3,000,000 or more. The Dealer-Manager and the General Partner will specifically identify subscriptions of Pennsylvania or Iowa residents to the Escrow Agent and will not commingle those subscriptions with subscriptions of residents of other states.

7.      DISTRIBUTIONS TO SUBSCRIBERS.

        (a) If the Minimum Offering Amount has not been received and accepted by the General Partner by 12:00 p.m. (noon), local time, on the Offering Termination Date, or if the offering is terminated before then for any other reason, then the General Partner shall notify the Escrow Agent, in writing, and the Escrow Agent shall promptly distribute to each Subscriber a refund check made payable to the Subscriber in an amount equal to the Subscription Proceeds of the Subscriber plus any interest paid or investment income earned on the Subscriber's Subscription Proceeds while held by the Escrow Agent in the escrow account, all as calculated by the Escrow Agent.

                A refund check will not be issued to a Subscriber under this provision until after the Escrow Agent has determined that the Subscriber's funds have cleared banking channels and are recognized as "good funds."

        (b) If a subscription for Units submitted by a Subscriber is rejected by the General Partner for any reason after the Subscription Proceeds relating to the subscription have been deposited with the Escrow Agent, then the General Partner promptly shall notify the Escrow Agent in writing of the rejection, and the Escrow Agent shall promptly distribute to the Subscriber a refund check made payable to the Subscriber in an amount equal to the Subscription Proceeds of the Subscriber, plus any interest or investment income earned, as calculated by Escrow Agent, after the Escrow Agent has determined that the Subscriber's check has cleared banking channels and is recognized as good funds.

8. COMPENSATION AND EXPENSES OF ESCROW AGENT. The General Partner shall be solely responsible for and shall pay the compensation of the Escrow Agent for its services under this Agreement, as provided in Appendix 1 to this Agreement and made a part of this Agreement, and the charges, expenses (including any reasonable attorneys' fees), and other out-of-pocket expenses incurred by the Escrow Agent in connection with the administration of the provisions of this Agreement. The Escrow Agent shall have no lien on the Subscription Proceeds deposited in the escrow account.

9. DUTIES OF ESCROW AGENT. The Escrow Agent shall not be obligated to accept any notice, make any delivery, or take any other action under this Agreement unless the notice or request or demand for delivery or other action is in writing and given or made by the party given the right or charged with the obligation under this Agreement to give the notice or to make the request or demand. In no event shall the Escrow Agent be obligated to accept any notice, request, or demand from anyone other than the General Partner or the Dealer-Manager.

10. LIABILITY OF ESCROW AGENT. The Escrow Agent shall not be liable for any damages, or have any obligations other than the duties prescribed in this Agreement, in carrying out or executing the purposes and intent of this Agreement. However, nothing in this Agreement shall relieve the Escrow Agent from liability arising out of its own willful misconduct or gross negligence. The Escrow Agent's duties and obligations under this Agreement shall be entirely administrative and not discretionary. The Escrow Agent shall not be liable to any party to this Agreement or to any third-party as a result of any action or omission taken or made by the Escrow Agent in good faith. The parties to this Agreement will indemnify the Escrow Agent, hold the Escrow Agent harmless, and reimburse the Escrow Agent from, against and for, any and all liabilities, costs, fees and expenses (including reasonable attorney's

Escrow Agreement                           3

         fees) the Escrow Agent may suffer or incur by reason of its execution and performance of this Agreement. If any legal questions arise concerning the Escrow Agent's duties and obligations under this Agreement, then the Escrow Agent may consult with its counsel and rely without liability on written opinions given to it by its counsel.

         The Escrow Agent shall be protected in acting on any written notice, request, waiver, consent, authorization, or other paper or document which the Escrow Agent, in good faith, believes to be genuine and what it purports to be.

         If there is any disagreement between any of the parties to this Agreement, or between them or any other person, resulting in adverse claims or demands being made in connection with this Agreement, or if the Escrow Agent, in good faith, is in doubt as to what action it should take under this Agreement, then the Escrow Agent may, at its option, refuse to comply with any claims or demands on it or refuse to take any other action under this Agreement, so long as the disagreement continues or the doubt exists. In any such event, the Escrow Agent shall not be or become liable in any way or to any person for its failure or refusal to act and the Escrow Agent shall be entitled to continue to so refrain from acting until the dispute is resolved by the parties involved.

         The Escrow Agent is acting solely as the Escrow Agent and is not a party to, nor has it reviewed or approved, any agreement or matter of background related to this Agreement, the offer and sale of the Units, the registration statement relating to the Partnership and the Units or the prospectus included as a part thereof, other than this Agreement itself, and has assumed, without investigation, the authority of the individuals executing this Agreement.

         The parties to this Agreement agree that the Escrow Agent has not reviewed and is not making any recommendations with respect to the Units. The use of the Escrow Agent's name in any communication, written or oral, in connection with the offering of the Units without the specific written approval of the Escrow Agent is expressly prohibited. The Escrow Agent grants permission to use its name in the Prospectus.

11. RESIGNATION OR REMOVAL OF ESCROW AGENT. The Escrow Agent may resign after giving thirty days' prior written notice to the other parties to this Agreement provided that a substitute Escrow Agent has been appointed. The General Partner and the Dealer-Manager may remove the Escrow Agent after giving thirty days' prior written notice to the Escrow Agent. In either event, the duties of the Escrow Agent shall terminate thirty days after the date of the notice (or as of an earlier date as may be mutually agreeable); and the Escrow Agent shall then deliver the balance of the Subscription Proceeds (and any interest paid or investment income earned thereon while held by the Escrow Agent in the escrow account) in its possession to a successor escrow agent appointed by the other parties to this Agreement as evidenced by a written notice filed with the Escrow Agent.

        If the other parties to this Agreement are unable to agree on a successor escrow agent or fail to appoint a successor escrow agent before the expiration of thirty days following the date of the notice of the Escrow Agent's resignation or removal, then the Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor escrow agent or other appropriate relief. Any resulting appointment shall be binding on all of the parties to this Agreement.

        On acknowledgment by any successor escrow agent of the receipt of the then remaining balance of the Subscription Proceeds (and any interest paid or investment income earned thereon while held by the Escrow Agent in the escrow account), the Escrow Agent shall be fully released and relieved of all duties, responsibilities, and obligations under this Agreement.

12. TERMINATION. This Agreement shall terminate and the Escrow Agent shall have no further obligation with respect to this Agreement after the distribution of all Subscription Proceeds (and any interest paid

Escrow Agreement                           4
         or investment income earned thereon while held by the Escrow Agent in the escrow account) as contemplated by this Agreement or on the written agreement of all of the parties to this Agreement. The provisions of
         Section 10 shall survive the termination of this Agreement and the resignation or removal of the Escrow Agent.

13. NOTICE. Any notices or instructions, or both, to be given under this Agreement shall be validly given if set forth in writing and mailed by certified mail, return receipt requested, as follows:

         If to the Escrow Agent:

                  Commerce Bank, NA
                  1701 Route 70 East
                  Cherry Hill, New Jersey 08034
                  Attention: Corporate Trust Services
                  Telephone: (856) 751-2735
                  Facsimile: (856) 470-6186

         If to the Partnership:

                  Lease Equity Appreciation Fund II, L.P.
                  110 S. Poplar Street, Suite 101
                  Wilmington, DE  19801
                  Telephone: (302) 658-5600
                  Facsimile: (302) 658-3341

        If to the General Partner:

                  LEAF Financial Corporation
                  1845 Walnut Street, 10th Floor
                  Philadelphia, PA 19103
                  Attention: Miles Herman, President and Chief Operating Officer
                  Telephone: (215) 574-1636
                  Facsimile: (215) 574-8176

        If to the Dealer-Manager:

                  Anthem Securities, Inc.
                  1845 Walnut Street, 10th Floor
                  Philadelphia, Pennsylvania 15103
                  Attention: Darshan V. Patel, Vice President
                  Telephone: (215) 546-5005
                  Facsimile: (215) 546-5388

                  Bryan Funding, Inc.
                  393 Vanadium Road
                  Pittsburgh, Pennsylvania 15243
                  Telephone: (412) 276-9393
                  Facsimile: (412) 276-9396

       Any party may designate any other address to which notices and instructions shall be sent by notice duly given in accordance with this Agreement.

14.      MISCELLANEOUS.

Escrow Agreement                           5

        (a) This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

        (b) This Agreement shall be binding on and shall inure to the benefit of the undersigned and their respective successors and assigns.

        (c) This Agreement may be executed in multiple copies, each executed copy to serve as an original.

        (d) References in this Agreement to "Sections" are references to Sections of this Agreement unless the context clearly indicates otherwise.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the day and year first above written.

Escrow Agreement                           6

                             COMMERCE BANK, NA
                             As Escrow Agent

                             By:
                                 -----------------------------------------------
                                 (Authorized Officer)


                             LEAF FINANCIAL CORPORATION


                             By:
                                 -----------------------------------------------
                                 Miles Herman, President and Chief Operating
                                 Officer


                             ANTHEM SECURITIES, INC.


                             By:
                                 -----------------------------------------------
                                 Darshan V. Patel, Vice President


                             BRYAN FUNDING, INC.


                             By:
                                 -----------------------------------------------
                                 Richard G. Bryan, Jr., President


                             LEASE EQUITY APPRECIATION FUND II, L.P.

                             By: LEAF FINANCIAL CORPORATION
                                 General Partner

                             By:
                                 -----------------------------------------------
                                 Miles Herman, President and Chief Operating
                                 Officer

Escrow Agreement                           7

                         APPENDIX I TO ESCROW AGREEMENT

                    Compensation for Services of Escrow Agent


Escrow Agreement                           8

                    CERTIFICATE OF AUTHORIZED REPRESENTATIVES

The following individuals are Authorized Representatives for purposes of giving direction on behalf of LEAF Financial Corporation pursuant to that Escrow Agreement dated __________________, 2004 by and between Commerce Bank, NA and LEAF Financial Corporation, Lease Equity Appreciation Fund II, L.P., Anthem Securities, Inc., and Bryan Funding, Inc.



Name and Title                                                  Signature

Crit DeMent, Chairman of Board of Directors, CEO
-------------------------------------------------               ------------------------------------------
Miles Herman, President, COO
-------------------------------------------------               ------------------------------------------

-------------------------------------------------               ------------------------------------------

-------------------------------------------------               ------------------------------------------


Dated this ___________ day of ________________________, 2004



                                                                LEAF Financial Corporation

                                                                By:
                                                                   ---------------------------------------

                                                                Title:
                                                                      ------------------------------------


ATTEST:

LEAF Financial Corporation

By:
   -----------------------------------------------

Title:
      --------------------------------------------

Escrow Agreement                           9

                                   EXHIBIT "B"

                            SELLING DEALER AGREEMENT
                          WITH ANTHEM SECURITIES, INC.

TO:

         RE:      LEASE EQUITY APPRECIATION FUND II, L.P.

Ladies and Gentlemen:

Lease Equity Appreciation Fund II, L.P. (the "Partnership") is offering limited partner interests (the "Units") as described in the Prospectus (the "Prospectus"), copies of which have been furnished to you with this Agreement. Our firm, Anthem Securities, Inc. (the "Dealer-Manager"), has entered into a Dealer-Manager Agreement with the Partnership for sales of the Units, a copy of which has been furnished to you and is incorporated in this Agreement by this reference. Under the Dealer-Manager Agreement, the Dealer-Manager has been authorized to select certain members in good standing of the National Association of Securities Dealers, Inc. (the "NASD") to participate in the offering of the Units (the "Selling Dealers") on a "best efforts" basis.

You are invited to become one of the Selling Dealers, on a non-exclusive basis. By your acceptance below you will have agreed to act in that capacity and to use your best efforts, in accordance with the following terms and conditions, to solicit subscriptions for the Units in all jurisdictions in which you are registered as a broker-dealer in good standing as set forth on Schedule A to this Agreement.

1. REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLING DEALER. You represent, warrant and covenant to the Dealer-Manager that:

     (a) You are a corporation or other entity duly organized, validly existing and in good standing under the laws of the state of your formation and are duly qualified to do business and in good standing under the laws of any jurisdiction in which your ownership of property or conduct of business requires you to be so qualified. You have all requisite power and authority to enter into this Agreement and to carry out your obligations under this Agreement.

     (b) This Agreement when executed by you will be duly authorized, executed and delivered by you and will be a valid and binding agreement on your part and enforceable in accordance with its terms except as may be limited by the effect of bankruptcy, insolvency, moratorium, preferential or fraudulent conveyance or other similar laws or equitable principles relating to or affecting the rights of creditors generally, by general principles of equity, and by public policy relating to claims for indemnification for securities laws violations.

     (c) The consummation of the transactions contemplated by this Agreement and the Prospectus will not result in:

          (i) any breach of any of the terms or conditions of, or constitute a default under, your organizational documents, bylaws, any indenture, agreement or other instrument to which you are a party or by which you are bound; or

          (ii) any violation of any order applicable to you of any court, regulatory body or administrative agency having jurisdiction over you or your affiliates.

     (d) You are duly registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and you are a member in good standing of the NASD. You are duly registered as a broker-dealer in the jurisdictions where you are required to be registered in order

Anthem Securities, Inc.                 1
Selling Dealer Agreement
                to carry out your obligations as contemplated by this Agreement and the Prospectus. You agree to maintain all the foregoing registrations in good standing throughout the term of the offer and sale of the Units and you agree to comply with all statutes and other requirements applicable to you as a broker-dealer under those registrations.

     (e) Pursuant to your appointment as a Selling Dealer, you shall comply with all the provisions of the Securities Act of 1933, as amended (the "1933 Act"), insofar as the 1933 Act applies to your activities under this Agreement. Further, you shall not engage in any activity which would cause the offer and/or sale of the Units not to comply with the 1933 Act, the 1934 Act, the applicable rules and regulations of the Securities and Exchange Commission, which is referred to as the "Commission," the applicable state securities laws and regulations, this Agreement, and the NASD Conduct Rules including Rules 2420, 2730, 2740 and 2750, and Rule 2810(b)(2) and (b)(3), which provide as follows:

          Sec. (b)(2)
          SUITABILITY

                (A) A member or person associated with a member shall not underwrite or participate in a public offering of a direct participation program unless standards of suitability have been established by the program for participants therein and such standards are fully disclosed in the prospectus and are consistent with the provisions of subparagraph (B) of this section.

                (B) In recommending to a participant the purchase, sale or exchange of an interest in a direct participation program, a member or person associated with a member shall:

                      (i) have reasonable grounds to believe, on the basis of information obtained from the participant concerning his investment objectives, other investments, financial situation and needs, and any other information known by the member or associated person, that:

                            (a) the participant is or will be in a financial position appropriate to enable him to realize to a significant extent the benefits described in the prospectus, including the tax benefits where they are a significant aspect of the program;

                            (b) the participant has a fair market net worth sufficient to sustain the risks inherent in the program, including loss of investment and lack of liquidity; and

                            (c) the program is otherwise suitable for the participant; and

                      (ii) maintain in the files of the member documents disclosing the basis upon which the determination of suitability was reached as to each participant.

                (C)   Notwithstanding the provisions of subparagraphs (A) and
                      (B) hereof, no member shall execute any transaction in a direct participation program in a discretionary account without prior written approval of the transaction by the customer.

Anthem Securities, Inc.                 2
Selling Dealer Agreement

       Sec. (b)(3)
        DISCLOSURE

                (A) Prior to participating in a public offering of a direct participation program, a member or person associated with a member shall have reasonable grounds to believe, based on information made available to him by the sponsor through a prospectus or other materials, that all material facts are adequately and accurately disclosed and provide a basis for evaluating the program.

                (B) In determining the adequacy of disclosed facts pursuant to subparagraph (A) hereof, a member or person associated with a member shall obtain information on material facts relating at a minimum to the following, if relevant in view of the nature of the program:

                      (i)   items of compensation;

                      (ii)  physical properties;

                      (iii) tax aspects;

                      (iv)  financial stability and experience of the sponsor;

                      (v)   the program's conflicts and risk factors; and

                      (vi)  appraisals and other pertinent reports.

                (C) For purposes of subparagraphs (A) and (B) hereof, a member or person associated with a member may rely upon the results of an inquiry conducted by another member or members, provided that:

                      (i) the member or person associated with a member has reasonable grounds to believe that such inquiry was conducted with due care;

                      (ii) the results of the inquiry were provided to the member or person associated with a member with the consent of the member or members conducting or directing the inquiry; and

                      (iii) no member that participated in the inquiry is a
                            sponsor of the program or an affiliate of such sponsor.

                (D) Prior to executing a purchase transaction in a direct participation program, a member or person associated with a member shall inform the prospective participant of all pertinent facts relating to the liquidity and marketability of the program during the term of investment.

          You shall maintain records on the information used to determine that the investment in the Units is suitable and appropriate for each subscriber, and shall maintain these records for at least six years after the Offering Termination Date.

     (f) You shall not offer or sell the Units in any jurisdiction until you have been advised in writing by the General Partner, or the General Partner's special counsel, that the offer or sale of the Units:

          (i)   has been qualified in the jurisdiction;

Anthem Securities, Inc.                 3
Selling Dealer Agreement

          (ii) is exempt from the qualification requirements imposed by the jurisdiction; or

          (iii) is otherwise not required to be qualified.

     (g) You have received copies of the Prospectus and you have relied only on the statements contained in the Prospectus and not on any other statements whatsoever, either written or oral, with respect to the Partnership, the Units or the offering of Units.

          You shall deliver a copy of the Prospectus to each subscriber to whom you sell the Units at or before the completion of any sale of Units to the subscriber (which sale shall be deemed, for purposes of this Agreement, to occur on the date on which the subscriber delivers subscription funds to the escrow agent), or earlier if required by the blue sky or securities laws of any state or jurisdiction. Unless advised otherwise by the General Partner, you may choose to provide each offeree with the following sales materials which are collectively referred to as the "Sales Literature":

          (i)   an investor-use brochure reviewed by the NASD;

          (ii)  an investor presentation and invitations reviewed by the NASD;
                and

          (iii) any additional investor-use materials prepared by the Partnership or the General Partner and reviewed by the NASD.

          Any Sales Literature, if distributed, must have been preceded or accompanied by the Prospectus.

     (h) You agree that you shall not place any advertisement or other solicitation with respect to the Units (including, without limitation, any material for use in any newspaper, magazine, radio or television commercial, telephone recording, motion picture, or other public media) without:

          (i)   the prior written approval of the Partnership; and

          (ii) the prior filing with and review of the form and content of the advertisement or solicitation by the Commission, the NASD and the securities authorities of the states where the advertisement or solicitation is to be circulated.

          Any such advertisements or solicitations shall be at your expense.

     (i) If a supplement or amendment to the Prospectus (each, a "Supplement") is prepared and delivered to you by the Partnership or the Dealer-Manager, you agree as follows:

          (i) to distribute the Supplement to every person who has previously received a copy of the Prospectus from you; and

          (ii) to include the Supplement in all future deliveries of the Prospectus.

     (j) In connection with any offer or sale of the Units, you agree to the following:

          (i) to comply in all respects with restrictions and procedures set forth in the Prospectus and the Partnership's Amended and Restated Agreement of Limited Partnership, included as Appendix A to the Prospectus (the "Partnership Agreement");

          (ii) not to make any statement inconsistent with the statements in the Prospectus, any

Anthem Securities, Inc.                 4
Selling Dealer Agreement

                Supplement or the Partnership Agreement;

          (iii) not to provide any written information, statements or sales literature other than the Prospectus, the Sales Literature, any Supplement and any other material that is provided to you by the Partnership or specifically authorized in writing by the Partnership; and

          (iv) not to make any untrue statement of a material fact or omit to state a material fact necessary in order to make statements made, in light of the circumstances under which they were made, not misleading in connection with the Partnership, the Units or the offering of the Units.

     (k)  You agree that as you solicit and sell the Units, :

          (i) you will comply with all the provisions of the 1933 Act, the Act of 1934, the applicable rules and regulations of the Commission, the applicable state securities laws and regulations, this Agreement, and the NASD Conduct Rules;

          (ii) the prospective purchasers will meet the suitability requirements set forth in the Prospectus, the subscription agreement, a form of which is included in Appendix C to the Prospectus (the "Subscription Agreement"), and this Agreement; and

          (iii) the prospective purchasers will properly execute the Subscription Agreement, together with any additional forms provided in any Supplement or otherwise provided to you by the Partnership or the Dealer-Manager to be completed by prospective purchasers.

          You acknowledge and agree that the Partnership has the right to reject any subscription at any time for any reason without liability to anyone, including you and the subscriber. Investor funds and executed Subscription Agreements shall be transmitted as set forth in
          Section 11 of this Agreement.

     (l) Although not anticipated, if you assist in any transfers of the Units, then you shall comply with the requirements of Rules 2810(b)(2)(B) and
          (b)(3)(D) of the NASD Conduct Rules.

     (m)  You agree and covenant that:

          (i) the representations and warranties made in this Agreement are and shall be true and correct at each applicable closing date on Unit sales; and

          (ii) you shall have fulfilled all your obligations under this Agreement at the applicable closing date.

2.   COMMISSIONS.

     (a) Subject to the receipt of the minimum subscription proceeds as described in the Dealer-Manager Agreement (the "Minimum Offering Amount"), the restrictions with respect to sales to Iowa and Pennsylvania residents described in the Dealer-Manager Agreement, and the exceptions for sales to:

          (i) LEAF Financial Corporation, the general partner of the Partnership (the "General Partner"), its officers, directors and "Affiliates" (as that term is defined in the Partnership Agreement);

          (ii) Selling Dealers and their registered representatives and principals;

Anthem Securities, Inc.                 5
Selling Dealer Agreement

          (iii) registered investment advisors and their clients; and

          (iv) investors who buy Units through the officers and directors of the General Partner;

                the Dealer-Manager is entitled to receive from the Partnership a commission (the "Sales Commission") of 7% of the purchase price of each subscription obtained by you and accepted by the Partnership.

                In addition, and subject to the above conditions and qualifications, the General Partner has undertaken to pay (from its Organization and Offering Expense Allowance, as that term is defined in the Partnership Agreement) to the Dealer-Manager an amount equal to the Selling Dealers' bona fide accountable due diligence expenses per Unit up to a maximum of .5% of the purchase price of each subscription obtained by the Dealer-Manager or the Selling Dealers and accepted by the Partnership. Also, the Dealer-Manager may reallow from its Dealer-Manager fee a portion of your "Permissible Non-Cash Compensation," which is composed of: training and education meetings; gifts that do not exceed $100 per year and are not preconditioned on the achievement of a sales target; an occasional meal, a ticket to a sporting event or the theater, or comparable entertainment which is neither so frequent nor so extensive as to raise any question of propriety and is not preconditioned on achievement of a sales target; and contributions by the Dealer-Manager or the General Partner to a non-cash compensation arrangement between you and your associated persons, provided that the Dealer-Manager or the General Partner do not directly or indirectly participate in your organization of the permissible non-cash compensation arrangement.

                Subject to the terms and conditions set forth in this Agreement, including the Dealer-Manager's receipt from you of the documentation required of you in Section 1 of this Agreement, and to the exceptions and conditions set forth in the preceding paragraph and the first paragraph of this
                Section 2(a), and the performance by you of your obligations under Appendix I to this Agreement, which is incorporated in this Agreement by reference the Dealer-Manager agrees to pay you:

          (i)   a 7% Sales Commission; and

          (ii) up to a .5% reimbursement of your bona fide accountable due diligence expenses per Unit. With respect to the up to .5% reimbursement of your bona fide accountable due diligence expenses, any bill presented by you to the Dealer-Manager for reimbursement of costs associated with your due diligence activities must be for actual costs and may not include a profit margin. Although the Dealer-Manager is not required to obtain an itemized expense statement before paying out due diligence expenses, any bill for due diligence submitted by you must be based on your actual expenses incurred in conducting due diligence. If the Dealer-Manager receives a non-itemized bill for due diligence that it has reason to question, then it has the obligation to ensure your compliance by requesting an itemized statement to support the bill submitted by you. If such a due diligence bill cannot be justified, any excess over actual due diligence expenses that is paid is considered by the NASD to be undisclosed underwriting compensation, and is required to be included within its 10% compensation guideline and reflected on your books and records. Notwithstanding, if you provide an itemized bill in excess of .5%, then the excess will not be included within the 10% compensation guideline, but instead will be included within the NASD's 4.5% guideline.

          (iii) In addition, the Dealer-Manager or the General Partner may make certain non-cash compensation arrangements with you or your registered representatives which will be included in the Permissible Non-Cash Compensation described in the second paragraph

Anthem Securities, Inc.                 6
Selling Dealer Agreement
                of this Section 2(a). The Dealer-Manager is responsible for ensuring that all non-cash compensation arrangements comply with the restrictions on non-cash compensation in connection with direct participation programs as set forth in NASD Conduct Rule 2810. For example, if the General Partner or the Dealer-Manager pays or reimburses you in connection with meetings held by the General Partner or the Dealer-Manager for the purpose of training or educating your registered representatives, then the following conditions must be met:

                (A) your registered representative must obtain your prior approval to attend the meeting and attendance by your registered representatives must not be conditioned by you on the achievement of a sales target;

                (B) the location must be appropriate to the purpose of the meeting as defined in NASD Conduct Rule 2810;

                (C) the payment or reimbursement must not be applied to the expenses of guests of the registered representative;

                (D) the payment or reimbursement by the General Partner or the Dealer-Manager must not be conditioned by the General Partner or the Dealer-Manager on the achievement of a sales target; and

                (E)   the appropriate records must be maintained.

                 Non-cash compensation means any form of compensation received in connection with the sale of the Units that is not cash compensation, including but not limited to merchandise, gifts and prizes, travel expenses, meals and lodging.

          (iv) Your compensation and reimbursements which are owed to you as set forth above shall be paid to you within seven business days after the Dealer-Manager has received the related amounts owed to it under the Dealer-Manager Agreement, which the Dealer-Manager is entitled to receive within five business days after the conditions described in Section 4(e) of the Dealer-Manager Agreement are satisfied, and approximately every week thereafter until the Partnership's "Offering Termination Date," which is defined in Section 1(b) of the Dealer-Manager Agreement. The balance shall be paid to the Dealer-Manager within fourteen business days after the Offering Termination Date.

     (b) Notwithstanding anything in this Agreement to the contrary, you agree to waive payment of your compensation and reimbursements which are owed to you as set forth above until the Dealer-Manager receives the related amounts owed to it under the Dealer-Manager Agreement, and you further agree that the Dealer-Manager's liability to you for those amounts is limited solely to the proceeds of the related amounts owed to and received by it under the Dealer-Manager Agreement.

     (c) If the Partnership does not receive the Minimum Offering Amount, nothing will be payable to you and all funds advanced by subscribers will be returned to them with interest earned, if any.

3. STATE SECURITIES REGISTRATION. The Partnership may elect not to qualify or register Units in any state or jurisdiction for any reason in its sole discretion. The Dealer-Manager shall advise you when the Units have been qualified for sale or are exempt from qualification.

     Notwithstanding the foregoing, the Dealer-Manager, the Partnership and the General Partner have not assumed and will not assume any obligation or responsibility as to your right to act as a broker or dealer with respect to the Units in any jurisdiction.

Anthem Securities, Inc.                 7
Selling Dealer Agreement

4. EXPENSES OF SALE. Except as otherwise specifically set forth in this Agreement, the expenses in connection with the offer and sale of the Units shall be payable as set forth below.

     (a) The Dealer-Manager shall pay all expenses incident to the performance of its obligations under this Agreement, including the fees and expenses of its attorneys and accountants, even if this offering is not successfully completed.

     (b) You shall pay all expenses incident to the performance of your obligations under this Agreement, including the fees and expenses of your own counsel and accountants, even if this offering is not successfully completed.

5. CONDITIONS OF YOUR DUTIES. Your obligations under this Agreement, as of the date of this Agreement and at each applicable closing date, shall be subject to the following:

     (a) the performance by the Dealer-Manager of its obligations under this Agreement; and

     (b) the performance by the Partnership of its obligations under the Dealer-Manager Agreement.

6. CONDITIONS OF DEALER-MANAGER'S DUTIES. The Dealer-Manager's obligations under this Agreement, including the duty to pay compensation and reimbursements to you as set forth in Section 2 of this Agreement, shall be subject to the following:

     (a) the accuracy, as of the date of this Agreement and at each applicable closing date (as if made at such closing date) of your representations and warranties made in this Agreement;

     (b)  the performance by you of your obligations under this Agreement; and

     (c) the Dealer-Manager's receipt at or before the applicable closing date, of a fully executed Subscription Agreement for each purchaser as required by this Agreement.

7.   INDEMNIFICATION.

     (a) You agree to indemnify, defend and hold harmless the Dealer-Manager, the General Partner, the Partnership, its attorneys, and any person who controls the Dealer-Manager, the General Partner and the Partnership within the meaning of Section 15 of the 1933 Act or
          Section 20 of the 1934 Act from and against any and all losses, claims, damages, liabilities and expenses (including but not limited to reasonable attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation) ("Losses") which the indemnified party or parties may incur under federal or state law, or otherwise, arising out of or based upon any breach by you of any of your representations, warranties, covenants, duties or obligations contained in this Agreement.

     (b) If any action, suit or proceeding is brought against any indemnified party with respect to which indemnity may be sought under Section 7(a), the indemnified party shall promptly notify you in writing, and you may elect to assume the defense thereof, including the employment of counsel (which counsel shall be reasonably acceptable to the indemnified party) and payment of all reasonable fees and expenses. The failure or delay by an indemnified party to notify you shall not relieve you from liability which you may have to an indemnified party unless the failure or delay materially prejudices your ability to defend the action, suit or proceeding on behalf of the indemnified party. The indemnified party shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in (but not control) the defense thereof, but the

Anthem Securities, Inc.                 8
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

          fees and expenses of such counsel shall be at the expense of the indemnified party unless:

          (i)   you have agreed in writing to pay such fees and expenses;

          (ii) you have failed to assume the defense or employ counsel reasonably satisfactory to the indemnified party; or

          (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both the indemnified party and you, and the indemnified party has been advised by its counsel that representation of the indemnified party and you by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between it and you (in which case you shall not have the right to assume the defense of the action, suit or proceeding on behalf of the indemnified party) or that there may be legal defenses available to the indemnified party that are different from or in addition to those available to you.

                It is agreed, however, that you shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all the indemnified parties not having actual or potential differing interests with you or among themselves, which firm shall be designated in writing by the indemnified party or parties, and that all such fees and expenses shall be reimbursed as they are incurred.

                You shall not be liable for any settlement of any such action, suit or proceeding effected without your written consent (which consent shall not be unreasonably withheld), but if settled with your written consent, or if there is a final judgment for the plaintiff in any such action, suit or proceeding, you agree to indemnify and hold harmless any indemnified party, to the extent provided in this Section 7(b) and Section 7(a) above, from and against any Loss by reason of the settlement or judgment.

          (c) The Dealer-Manager agrees to indemnify, defend and hold harmless you and any person who controls you within the meaning of
                Section 15 of the 1933 Act or Section 20 of the 1934 Act, to the same extent as the foregoing indemnity from you, with respect to a breach by the Dealer- Manager of its representations, warranties, covenants, duties or obligations contained in this Agreement. If any action, suit or proceeding is brought against an indemnified party in respect of which indemnity may be sought under this Section 7(c), the Dealer-Manager shall have the rights and duties given to you under Section 7(b).

          (d) If the indemnification provided for in this Section 7 is unavailable to an indemnified party under either Section 7(a) or
                Section 7(c), as the case may be, with respect to any Losses, then the appropriate indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of those Losses in the proportion that is appropriate to reflect the relative fault of you on the one hand and of the Dealer-Manager on the other hand in connection with the matters which resulted in those Losses, as well as any other relevant equitable considerations.

          (e) No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened action, suit or proceeding with respect to which any indemnified party is or could have been a party and indemnity could have been sought under this Section 7 by the indemnified party,

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

                unless the settlement includes an unconditional release of the indemnified party from all liability on the claims that are the subject matter of the action, suit or proceeding.

          (f) Any Losses for which an indemnified party is entitled to indemnification or contribution under this Section 7 shall be paid by the indemnifying party to the indemnified party as the Losses are incurred.

8. REPRESENTATIONS AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements of the Dealer-Manager and you in this Agreement, including the indemnification agreements contained in Section 7, shall:

     (a)  survive the delivery, execution and closing of this Agreement;

     (b) remain operative and in full force and effect regardless of any investigation made by or on behalf of: you or any person who controls you within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act; the Dealer-Manager or any person who controls the Dealer-Manager within the meaning of Section 15 of the 1933 Act or
          Section 20 of the 1934 Act; or any other indemnified party; and

     (c) survive any sale, acceptance or delivery of Units under this Agreement.

9. TERMINATION. You shall have the right to terminate this Agreement, other than the indemnification provisions of Section 7, by giving written notice any time at or before a closing date if:

     (a) the Dealer-Manager has failed, refused, or been unable at or before the closing date, to perform any of its obligations under this Agreement; or

     (b)  an event has materially and adversely affected the value of the Units.

     The Dealer-Manager may terminate this Agreement, other than the indemnification provisions of Section 7, for any reason and at any time by promptly giving written notice to you.

10. FORMAT OF CHECKS/ESCROW AGENT. Pending receipt of the Minimum Offering Amount (subject to the additional restrictions with respect to Iowa and Pennsylvania residents as set forth in the Dealer-Manager Agreement), the Dealer-Manager and you, including if you are a customer carrying broker/dealer, agree that all subscribers shall be instructed to make their checks, drafts, or money orders payable solely to "Lease Equity Appreciation Fund II, L.P. Escrow Account," and you agree to comply with Rule 15c2-4 adopted under the 1934 Act.

     If you receive a check, draft, or money order not conforming to the foregoing instructions, you agree to return the check, draft, or money order directly to the subscriber not later than the end of the next business day following its receipt from the subscriber. If the Dealer-Manager receives a check, draft, or money order not conforming to the foregoing instructions, then the Dealer-Manager shall return the check, draft, or money order to you not later than the end of the next business day following its receipt by the Dealer-Manager and you shall then return the check, draft, or money order directly to the subscriber not later than the end of the next business day following its receipt from the Dealer-Manager. Checks, drafts, or money orders received by you which conform to the foregoing instructions shall be transmitted by you as set forth in Section 11.

     You agree that you are bound by the terms of the escrow agreement, a copy of which is attached to the Dealer-Manager Agreement as Exhibit "A" (the "Escrow Agreement").

11. TRANSMITTAL PROCEDURES. You, including if you are a customer carrying broker/dealer, shall transmit

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

     received investor funds in accordance with the following procedures.

     (a) Pending receipt of the Minimum Offering Amount (subject to the additional restrictions with respect to Iowa and Pennsylvania residents as set forth in the Dealer-Manager Agreement), you shall promptly transmit any and all checks, drafts, and money orders received by you from prospective purchasers of Units and the original executed Subscription Agreements to the Dealer-Manager by the end of the next business day following receipt of the check, draft, or money order by you. By the end of the next business day following its receipt of the check, draft, or money order and the original executed Subscription Agreement, the Dealer-Manager shall transmit the check, draft, or money order and a copy of the executed Subscription Agreement to the escrow agent (the "Escrow Agent") under the Escrow Agreement, and the original executed Subscription Agreement and a copy of the check, draft, or money order to the Partnership.

     (b) On receipt by you of notice from the Partnership or the Dealer-Manager that the Minimum Offering Amount (subject to the additional restrictions with respect to Iowa and Pennsylvania residents as set forth in the Dealer-Manager Agreement) has been received, you agree that all subscribers thereafter may be instructed, in the Partnership's sole discretion, to make their checks, drafts, or money orders payable solely to "Lease Equity Appreciation Fund II, L.P. Subscription Account."

          Thereafter, you shall promptly transmit any and all checks, drafts, and money orders received by you from prospective purchasers of Units and the original executed Subscription Agreement to the Dealer-Manager by the end of the next business day following receipt of the check, draft, or money order by you. By the end of the next business day following its receipt of the check, draft, or money order and original executed Subscription Agreement, the Dealer-Manager shall transmit the check, draft, or money order and the original executed Subscription Agreement to the Partnership.

12. PARTIES. This Agreement shall inure to the benefit of and be binding on you, the Dealer-Manager, and any respective successors and assigns. This Agreement shall also inure to the benefit of the indemnified parties and their successors and assigns. This Agreement is intended to be and is for the sole and exclusive benefit of the parties to this Agreement, and their respective successors and assigns, and the indemnified parties and their successors and assigns, and for the benefit of no other person. No other person shall have any legal or equitable right, remedy or claim under or with respect to this Agreement. No purchaser of any of the Units from you shall be construed to be a successor or assign merely by reason of the purchase.

13. RELATIONSHIP. You are not authorized to hold yourself out as an agent of the Dealer-Manager, the General Partner, the Partnership or any other Selling Dealer. This Agreement shall not: constitute you a partner of the General Partner, the Dealer-Manager, the Partnership or any general partner of the Partnership, or any other Selling Dealer; nor render the General Partner, the Dealer-Manager, the Partnership or any general partner of the Partnership, or any other Selling Dealer liable for any of your obligations.

14. EFFECTIVE DATE. This Agreement is made effective between the parties to this Agreement as of the date accepted by you as indicated by your signature to this Agreement.

15.  ENTIRE AGREEMENT, WAIVER.

     (a) This Agreement constitutes the entire agreement between the parties to this Agreement and shall not be amended or modified in any way except by subsequent agreement executed in writing, and no party shall be liable or bound to the other by any agreement, except as

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

          specifically set forth in this Agreement.

     (b) Any party to this Agreement may waive, but only in writing, any term, condition, or requirement under this Agreement that is intended for its benefit. However, any written waiver of any term or condition of this Agreement shall not operate as a waiver of any other breach of that term or condition. Also, any failure to enforce any provision of this Agreement shall not operate as a waiver of that provision or any other provision of this Agreement.

16. GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania. Unless the context otherwise requires, "Section" references in this Agreement are references to Sections of this Agreement.

17.  NOTICES.

     (a) Any notice, request, or consent provided for or permitted to be given under this Agreement must be in writing and must be given by depositing it in the United States mail, addressed to the party to be notified, postpaid, and registered or certified with return receipt requested, or by delivering it in person or by telecopier to that party. Notice given by personal delivery or mail shall be effective on actual receipt. Notice given by telecopier shall be effective on actual receipt if received during the recipient's normal business hours, or at the beginning of the recipient's next business day after receipt if not received during the recipient's normal business hours.

     (b) Any communications from you shall be addressed to the Dealer-Manager at 1845 Walnut Street, 10th Floor, Philadelphia, Pennsylvania 19103;
          Telecopy: (215) 546-5388.

     (c) Any notice from the Dealer-Manager to you shall be deemed to have been duly given if mailed, telecopied or personally delivered to you at your address shown below.

18.  COMPLAINTS. The Dealer-Manager and you agree as follows:

     (a) to notify the other if either receives an investor complaint in connection with the offer or sale of Units by you;

     (b)  to cooperate with the other in resolving the complaint; and

     (c) to cooperate in any regulatory examination of the other to the extent it involves this Agreement or the offer or sale of Units by you.

19. PRIVACY. The Dealer-Manager and you each acknowledge that certain information made available to the other under this Agreement may be deemed nonpublic personal information under the Gramm-Leach-Bliley Act, other federal or state privacy laws (as amended), and the rules and regulations promulgated thereunder, which are referred to collectively as the "Privacy Laws." The Dealer-Manager and you agree as follows:

     (a) not to disclose or use the information except as required to carry out each party's respective duties under this Agreement or as otherwise permitted by law in the ordinary course of business;

     (b) to establish and maintain procedures reasonably designed to assure the security and privacy of all the information; and

     (c) to cooperate with the other and provide reasonable assistance in ensuring compliance with the

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

          Privacy Laws to the extent applicable to either or both the Dealer-Manager and you.

20. ANTI-MONEY LAUNDERING PROVISION. You represent and warrant to the General Partner and the Dealer-Manager that you have in place and will maintain suitable and adequate "know your customer" policies and procedures and that you will comply with all applicable laws and regulations regarding anti-money laundering activity and will provide documentation of the foregoing to the General Partner and the Dealer-Manager on written request.

21. ACCEPTANCE. Please confirm your agreement to become a Selling Dealer under the terms and conditions set forth above by signing and returning the enclosed duplicate copy of this Agreement to us at the address set forth above.

                                                              Sincerely,

________________________________________, 2004                ANTHEM SECURITIES, INC.

Date

                                                              By:____________________________________________________

                                                              Name:  Darshan V. Patel, Vice President

ACCEPTANCE:

         We accept your invitation to become a Selling Dealer under all the terms and conditions stated in the above Agreement and confirm that all the statements set forth in the above Agreement are true and correct. We hereby acknowledge receipt of the Prospectuses and Sales Literature and a copy of the Dealer-Manager Agreement referred to above.

______________________________________, 2004                  ________________________________________________________

Date                                                          a(n) ___________________________ corporation,

ATTEST:
                                                              By:_____________________________________________________
____________________________________________
(SEAL)                             Secretary                         _____________________________, President

                                                              ________________________________________________________
                                                              (Address)

                                                              ________________________________________________________

                                                              ________________________________________________________
                                                              (Telephone Number)

                                                              Your CRD Number is______________________________________

                                                              Your Tax ID Number is___________________________________


Anthem Securities, Inc.                 13
Selling Dealer Agreement

                     APPENDIX I TO SELLING DEALER AGREEMENT

In partial consideration for the payment to you, as Selling Dealer, by the Dealer-Manager of the Sales Commission as set forth in Section 2(a) of the Selling Dealer Agreement, you warrant, represent, covenant, and agree with the Dealer-Manager that you, as Selling Dealer, shall do the following:

     o prominently and promptly announce your participation in the offering as Selling Dealer to your registered representatives, whether by newsletter, e-mail, mail or otherwise, which announcement also shall advise your registered representatives to contact __________________ in whose territory the registered representative is located, with a copy of the announcement provided concurrently to the Dealer-Manager; and

     o provide the Dealer-Manager with the names, telephone numbers, addresses and e-mail addresses of your registered representatives, which information shall be kept confidential by the Dealer-Manager and the General Partner and shall not be used for any purpose other than the marketing of the offering as set forth in the Dealer-Manager Agreement and the Selling Dealer Agreement. Further, you, as Selling Dealer, agree that the Dealer-Manager and the General Partner may directly contact your registered representatives, in person or otherwise, to:

          o     inform them of the offering;

          o     explain the merits and risks of the offering; and

          o otherwise assist in your registered representatives' efforts to solicit and sell Units.

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


                                   SCHEDULE A
                             (FOR BLUE SKY PURPOSES)


Name of Firm:________________________________

Please check the states or jurisdictions in which you are registered as a broker/dealer in good standing.

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


1.       Alabama                    |_|          27.      Montana                    |_|
2.       Alaska                     |_|          28.      Nebraska                   |_|
3.       Arkansas                   |_|          29.      Nevada                     |_|
4.       Arizona                    |_|          30.      New Hampshire              |_|
5.       California                 |_|          31.      New Jersey                 |_|
6.       Colorado                   |_|          32.      New Mexico                 |_|
7.       Connecticut                |_|          33.      New York                   |_|
8.       Delaware                   |_|          34.      North Carolina             |_|
9.       District of Columbia       |_|          35.      North Dakota               |_|
10.      Florida                    |_|          36.      Ohio                       |_|
11.      Georgia                    |_|          37.      Oklahoma                   |_|
12.      Hawaii                     |_|          38.      Oregon                     |_|
13.      Idaho                      |_|          39.      Pennsylvania               |_|
14.      Illinois                   |_|          40.      Rhode Island               |_|
15.      Indiana                    |_|          41.      South Carolina             |_|
16.      Iowa                       |_|          42.      South Dakota               |_|
17.      Kansas                     |_|          43.      Tennessee                  |_|
18.      Kentucky                   |_|          44.      Texas                      |_|
19.      Louisiana                  |_|          45.      Utah                       |_|
20.      Maine                      |_|          46.      Vermont                    |_|
21.      Maryland                   |_|          47.      Virginia                   |_|
22.      Massachusetts              |_|          48.      Washington                 |_|
23.      Michigan                   |_|          49.      West Virginia              |_|
24.      Minnesota                  |_|          50.      Wisconsin                  |_|
25.      Mississippi                |_|          51.      Wyoming                    |_|
26.      Missouri                   |_|          52.      Puerto Rico                |_|

Comments:
         _______________________________________________________________________________

________________________________________________________________________________________

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